Exhibit 10.15

April 6, 2018

Andrew Eich

New Canaan, CT

Dear Andrew:

This letter is to confirm the relocation assistance that will be made available to you to facilitate your move from New Canaan, CT to the Cleveland, OH area.

You are eligible for full relocation provided through Weichert Realty. Please find attached the details of the relocation package, entitled “Package A”. In addition to what is included in Package A, you will be eligible to receive:

•	Up to 6 months of carrying charges, in the amount of $5000/month, totaling up to $30,000 (taxable) should your home in Connecticut not sell within two-months of your move.

•	A one-time relocation bonus of $50,000 (grossed-up). This relocation bonus will be paid within 30-days of your relocation.

The total relocation package to the Cleveland, OH area is not to exceed $250,000 and is reimbursable upon submission of expenses through Weichert.

Should you need to return to the Connecticut area at Unimin’s request within 24 months of your move, you will receive the following:

•	Unimin will provide a loss protection provision (only on the sale of the Cleveland property) up to a maximum sum of $50,000 (grossed-up). This will only be payable if you sell your home at a loss and remain working with Unimin.

•	Unimin will provide standard relocation back to Connecticut.

All other terms and conditions of your employment remain in effect, including your Employment-At-Will relationship with Unimin; the relationship may be terminated at any time, for any reason, by you or by the Company.

Sincerely,

/s/ Jennifer Fox

Jennifer Fox

Vice President, Human Resources

Addendum: Type A Benefits

Please note, All reimbursable expenses must be incurred within twelve (12) months of the effective date of transfer and submitted within sixty (60) days from the date incurred.

Eligible Benefits are as follows:

Benefit	Type A

Move of Household Goods	The Company will pay for the following services:
• Normal packing and necessary materials
• Transportation of household goods to the new destination – services include packing, transportation, and unpacking to one location
• Normal appliance services, including wiring and plumbing modifications required within the house for disconnection and reconnection of appliances
• Storage (if necessary) for up to 60 days at the new location site
• Warehouse handling
• Delivery to the new home – Monday through Friday; additional charges for weekend or holiday delivery will not be covered
• Normal unpacking and removal of packing materials
The Company will not pay for the following services (without prior approval):
• Exclusive use of the van, expedited service, weekend or holiday delivery, extra drop-off/pick-up stops, or gratuities/tips
• Housecleaning, maid, or debris removal service at either the old or new home
• Removal or installation of wall-to-wall carpeting, draperies and/or rods, electrical fixtures, water softeners, or similar items
• Disassembly or reassembly of children’s playhouses or swing sets, portable swimming pools, waterbeds, utility sheds, fencing, or items of a similar nature
• Packing or transportation of unusually large or luxury items like hot tubs, sheds, boats, or snowmobiles, trailers, airplanes, and swimming pools
• Shipment of household pets, plants, building materials, wood
• Packing or transportation of any high value items like art, antiques, or precious jewelry

Insurance on Household Goods in Transit	up to $100,000

Reimbursement of Closing Costs	Eligible items include: Real Estate Commissions, Mortgage Prepayment Penalties, Transfer Taxes, Escrow or Closing Fees, Recording Fees, Deed Stamps, Attorney Fees, Document Preparation Fees, Notary Fees Reconveyance Fees

Advanced Home Finding Trip	Up to 7 days, 6 nights. Travel should be arranged through the American Express Travel Desk (1-800 304-4134)

Temporary Housing	Up to 60 days

Carrying Charges (duplicate housing)	Allowed, up to 6 months starting 2 months after date of transfer

Temporary Storage of Household goods	Up to 60 days

Gross up of benefits considered “taxable earnings”	Covered, based on tax expense

Lease Cancelation fees	Up to the value of two months rent

Travel Expenses at time of final move	Travel should be arranged through the American Express Travel Desk (1/800 304-4134)

Buyer Value Option (BVO) Plan	Available

Home Marketing Assistance	Available (when utilizing the BVO Plan)